UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2011 (February 8, 2011)

CAPITOL BANCORP LTD.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

517-487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01 Entry into a Material Definitive Agreement.

On February 8, 2011, Capitol Bancorp Ltd. (“Capitol” or the “Company”) entered into separate supplemental indentures (the “Supplemental Indentures”) and separate amended guarantee agreements (the “Amended Guarantee Agreements”) with respect to the trust-preferred securities issued by each of Capitol Trust I and Capitol Trust XII, each Delaware statutory trusts (collectively, the “Trust-Preferred Securities”).  Each of the Supplemental Indenture and the Amended Guarantee Agreement for Capitol Trust I is by and between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States, as trustee.  Each of the Supplemental Indenture and the Amended Guarantee Agreement for Capitol Trust XII is by and between the Company and Manufacturers and Traders Trust Company, a Delaware trust company, as trustee.

As described in more detail in the definitive proxy statements filed by Capitol on January 4, 2011, the Supplemental Indentures and the Amended Guarantee Agreements relate to certain restrictions placed on Capitol during a period in which Capitol has deferred the payment of interest on the subordinated debentures underlying the Trust-Preferred Securities of Capitol Trust I and XII.  In April 2009, Capitol announced that it had elected to defer interest payments on the subordinated debentures.  Capitol is not in default with respect to such deferral of interest payments.  However, under the prior agreements governing the Trust-Preferred Securities, Capitol was restricted from (i) exchanging its common stock for trust-preferred securities ranking pari passu with the Trust-Preferred Securities, and (ii) exchanging its common stock for less than all of the Trust-Preferred Securities, respectively, during the period in which Capitol has deferred the payment of interest.  The Supplemental Indentures and the Amended Guarantee Agreements have been amended to allow such exchange offers to take place without giving rise to a default under the governing documents.

The foregoing is only a brief description of the material terms of the Supplemental Indentures and the Amended Guarantee Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Supplemental Indentures and the form of Amended Guarantee Agreements, respectively, that are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On February 10, 2011, Capitol settled the offer to exchange shares of its common stock (the “Exchange Offer”) for any and all of its outstanding trust-preferred securities issued by Capitol Trust I, Capitol Trust II, Capitol Statutory Trust III, Capitol Trust 4 (a/k/a Trust IV), Capitol Trust VI, Capitol Trust VII, Capitol Statutory Trust VIII, Capitol Trust IX, Capitol Trust X, Capitol Trust XI and Capitol Trust XII.  Capitol accepted for exchange all trust-preferred securities that were validly tendered in the Exchange Offer, resulting in the issuance of 19,545,360 shares of its common stock in exchange for $11,806,020 liquidation amount of trust-preferred securities of Capitol Trust I and $7,739,340 liquidation amount of trust-preferred securities of Capitol Trust XII.  The Exchange Offer expired at 11:59 p.m., Michigan time, on January 31, 2011.

For each $10.00 liquidation amount of the Trust-Preferred Securities that Capitol accepted in the Exchange Offer, Capitol issued 10 previously unissued shares of its common stock.  No accrued and unpaid interest will be paid by Capitol with respect to the Trust-Preferred Securities tendered in the Exchange Offer.

The Exchange Offer resulted in the retirement of approximately $11.8 million aggregate liquidation amount of the trust-preferred securities of Capitol Trust I and the retirement of approximately $7.7 million aggregate liquidation amount of the trust-preferred securities of Capitol Trust XII (approximately $19.5 million on a combined basis).

Capitol’s common stock was issued in the Exchange Offer in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by an issuer with its existing security holders exclusively where no commission or other renumeration is paid or given directly or indirectly for soliciting such exchange.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
10.1	Form of Supplemental Indenture – Capitol Trust I

10.2	Form of Amended Guarantee Agreement – Capitol Trust I

10.3	Form of Supplemental Indenture – Capitol Trust XII

10.4	Form of Amended Guarantee Agreement – Capitol Trust XII

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2011	CAPITOL BANCORP LTD. (Registrant) By: /s/ Cristin K. Reid Name: Cristin K. Reid Title: Corporate President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Supplemental Indenture – Capitol Trust I

10.2	Form of Amended Guarantee Agreement – Capitol Trust I

10.3	Form of Supplemental Indenture – Capitol Trust XII

10.4	Form of Amended Guarantee Agreement – Capitol Trust XII